Exhibit 99.2

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of $158,448,000 aggregate principal amount 4.00% Senior Notes due June 20, 2016 pursuant to a Registration Statement on Form S-3 (File No. 333-173299) and a related prospectus supplement filed with the Securities and Exchange Commission on June 14, 2012 are estimated to be as follows:

Estimated Fees
SEC registration fee	$17,704
Legal fees and expenses	$225,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$66,667
Printing fees	$12,000
Rating agency fees	$425,000
Trustee’s fees	$6,667
Miscellaneous	$7,064

Total expenses	$760,102